Exhibit 10.2

Execution Version

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), is made as of August 25, 2022, but to be effective only as of the Closing (as defined in the Purchase Agreement (as defined below)) by and among P10, Inc. a Delaware corporation (the “Company”), P10 Holdings Inc., a Delaware corporation (“P10 Holdings”), P10 Intermediate Holdings LLC, a Delaware limited liability company (the “LLC”), and the LLC Unitholders (as defined herein).

RECITALS

WHEREAS, in connection with that certain Sale and Purchase Agreement, dated as of the date hereof, by and among the LLC and the LLC Unitholders (the “Purchase Agreement”), the parties hereto desire to provide for the exchange of Exchangeable Units (as defined herein) for shares of Class A Common Stock of the Company or, at the Company’s election, for cash, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The following capitalized terms shall have the meanings specified in this Section 1.1. Other terms are defined in the text of this Agreement and those terms shall have the meanings respectively ascribed to them.

“Affiliate” shall mean, with respect to a Person, any Person, directly or indirectly, controlling, controlled by or under common control with the Person specified.

“Agreement” has the meaning set forth in the Preamble.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day, other than a Saturday, Sunday or any other day on which commercial banks located in New York City, New York are authorized or required to close.

“Cash Exchange Five Day VWAP“ means the VWAP of the Class A Common Stock over the five consecutive Trading Day period ending on (and including) the Trading Day immediately prior to the applicable Exchange Date. By way of example, assuming for purposes of this example that none of the days in the relevant period that are Business Days are not Trading Days, then if the Exchange Date is a Friday, the Cash Exchange Five Day VWAP for such Exchange Date will be the arithmetic average of the VWAP for the five consecutive Trading Day period beginning on and including the Friday of the previous week and ending on and including the Thursday of the week of such Exchange Date.

“Cash Settlement Amount” means, with respect to any Exchange, an aggregate amount equal to the excess of (i) the product of (x) the Cash Exchange Five Day VWAP and (y) the number of shares of Class A Common Stock that would have been received by the LLC Unitholder in the Exchange absent the election by the LLC pursuant to Section 2.1(c)(ii), over (ii) the aggregate Tax Distribution Repayment for the Exchangeable Units subject to such Exchange (to the extent such amount was not paid by the LLC Unitholder as contemplated by Section 2.1(a)(i)(D)).

“Change of Control” means the occurrence of any of the following transactions following the Closing involving the Company or otherwise approved by the Board of Directors: (i) the beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 50% of the combined voting power of the Company is acquired by any “person” as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any subsidiary of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company) pursuant to a tender offer under Rule 14e-1 of the Exchange Act; provided, that the Board of Directors determines that such tender offer is in the best interests of the Company and its stockholders, approves such transaction and recommends to the stockholders of the Company that they tender their Class A Common Stock in such tender offer, (ii) the merger or consolidation of the Company with or into another corporation where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (iii) the sale or other disposition of all or substantially all of the Company’s assets to an entity, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company, immediately prior to the sale or disposition.

“Class A Common Stock” means the Class A Common Stock, par value $0.001 per share, of the Company.

“Class A Unit” has the meaning set forth in the LLC Agreement.

“Class B Unit” has the meaning set forth in the LLC Agreement.

“Company” has the meaning set forth in the Preamble.

“Elective Exchange” has the meaning set forth in Section 1.1(a)(i)(A).

“Elective Exchange Date” has the meaning set forth in Section 1.1(a)(i)(D).

“Elective Exchange Notice” has the meaning set forth in Section 1.1(a)(i)(B).

“Exchange” means any Elective Exchange or Mandatory Exchange.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Consideration” shall mean, in the case of any Exchange, the number of shares of Class A Common Stock that is equal to the product of the number of Exchangeable Units surrendered in the Exchange, multiplied by the Exchange Rate.

“Exchange Date” means an Elective Exchange Date or Mandatory Exchange Date.

“Exchange Notice” means an Elective Exchange Notice or Mandatory Exchange Notice.

“Exchange Rate” means, in respect of any Exchange, a ratio, expressed as a fraction, the numerator of which shall be the number of shares of Class A Common Stock outstanding immediately prior to the Exchange and the denominator of which shall be the number of Class B Units owned by the Company immediately prior to the Exchange. On the date of this Agreement, the Exchange Rate shall be 1.0, subject to adjustment pursuant to Section 2.2.

“Exchangeable Unit” means each Class A Unit.

“Immediate Family” means any spouse or domestic partner and relationship by blood, current or former marriage or adoption, not more remote than first cousin.

“Interest Factor” means, with respect to an LLC Unitholder, an amount calculated as interest at the rate of 4.0% per annum, on the amount of the Tax Distributions distributed (or deemed to be distributed pursuant to the last sentence of the definition of “Tax Distribution Balance”) to such LLC Unitholder, from the date distributed to the date, as applicable, of reduction, repayment, deemed repayment or deemed distribution (as described in clauses (i), (ii) and (iii) of the definition of “Tax Distribution Balance”) or of the applicable Exchange Date. In determining the Interest Factor, (a) interest with respect to any particular Tax Distribution shall compound annually on the anniversary of the date of such Tax Distribution, (b) any such reduction, repayment or deemed repayment shall be applied first to the earliest Tax Distributions made, (c) any accrued Interest Factor on a Tax Distribution subject to any such reduction, repayment or deemed repayment shall continue to accrue and compound until paid or deemed paid in connection with an Exchange or, if sooner, until deemed distributed (pursuant to the last sentence of the definition of “Tax Distribution Balance”) and (d) any such deemed distribution (and its accrued Interest Factor) shall be applied to a pro rata portion of each outstanding Tax Distribution.

“LLC” has the meaning set forth in the Preamble.

“LLC Agreement” means the Fifth Amended and Restated Limited Liability Company Agreement of P10 Intermediate Holdings LLC, dated as of the date hereof, as the same may be further amended or restated from time to time in accordance with the terms thereof.

“LLC Unitholder” means each holder of one or more Exchangeable Units that is a party hereto as of the date hereof or that becomes a party to this Agreement pursuant Section 4.1.

“Manager” means the managing member of the LLC.

“Mandatory Exchange” has the meaning set forth in Section 2.1(a)(ii)(A).

“Mandatory Exchange Date” has the meaning set forth in Section 2.1(a)(ii)(A).

“Mandatory Exchange Event” means any Change of Control of the Company.

“Mandatory Exchange Notice” has the meaning set forth in Section 2.1(a)(ii)(A).

“Minimum Exchangeable Amount” means a number of Exchangeable Units held by an LLC Unitholder equal to the lesser of (a) 10,000 Exchangeable Units and (b) all of the Exchangeable Units held by such LLC Unitholder; provided, that the Board of Directors may in its discretion authorize a Minimum Exchangeable Amount that is less than the amount in clauses (a) or (b).

“Notice” has the meaning set forth in Section 4.3.

“Permitted Transferee” has the meaning set forth in Section 4.1.

“Person” means an individual, corporation, company, limited liability company, association, estate, partnership, joint venture, organization, business, trust or any other entity or organization, including a government or any subdivision or agency thereof.

“Purchase Agreement” has the meaning set forth in the Recitals.

“Restricted Period” means, with respect to a Restricted Stockholder, the period commencing on the date hereof and ending on the earlier of (i) subject to Section 2.8(b), October 21, 2024 and (ii) if applicable, such date on which the applicable Restricted Stockholder’s employment with Westech Investment Advisors LLC (“Westech”) or any of its Affiliates is terminated (A) by Westech or any of its Affiliates without Cause (as defined in his Employment Agreement), (B) by the applicable Restricted Stockholder for Good Reason (as defined in his Employment Agreement), or (C) due to the Disability (as defined in his Employment Agreement) of the applicable Restricted Stockholder.

“Restricted Stockholders” has the meaning set forth in Section 2.8(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Tax Distribution” has the meaning set forth in the LLC Agreement.

“Tax Distribution Balance” means, with respect to an LLC Unitholder, the aggregate amount of Tax Distributions distributed (or deemed to be distributed pursuant to the immediately following sentence) to such LLC Unitholder, reduced by the portions (if any) of such Tax Distributions (i) that previously resulted in an actual reduction in the amount of distributions that otherwise would have been payable to such LLC Unitholder pursuant to Section 3.1 of the LLC Agreement, (ii) previously repaid or deemed repaid in connection with an Exchange, and (iii) deemed to have been distributed to a transferee of such LLC Unitholder’s Class A Units pursuant to the immediately following sentence, and increase by such LLC Unitholder’s Interest Factor. For purposes of calculating an LLC Unitholder’s Tax Distribution Balance, an LLC Unitholder that acquires a Class A Unit in a transfer from another LLC Unitholder shall be deemed to have received, on the date of such transfer, Tax Distributions with respect to such transferred Class A Unit in an amount equal to the Tax Distribution Repayment that would have been due had the Class A Unit been subject to an Exchange immediately before the transfer.

“Tax Distribution Repayment” means, with respect to each Exchangeable Unit subject to an Exchange, an amount equal to the quotient of (i) the Tax Distribution Balance of the LLC Unitholder exchanging such Exchangeable Unit as of the date of the Exchange, divided by (ii) the total number of Exchangeable Units held by such LLC Unitholder immediately before the Exchange.

“Trading Day” means a day on which the principal U.S. securities exchange on which the Class A Common Stock is listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“VWAP“ means, for any security as of any day or multi-day period, the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time on such day or the first day of such multi-day period (as applicable), and ending at 4:00:00 p.m., New York time on such day or the last day of such multi-day period (as applicable), as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time on such day or the first day of such multi-day period (as applicable), and ending at 4:00:00 p.m., New York time on such day or the last day of such multi-day period (as applicable), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. during such day or multi-day period (as applicable).

ARTICLE II

EXCHANGES

Section 2.1 Exchange of Exchangeable Units for Class A Common Stock.

(a) The Exchanges.

(i) Elective Exchanges.

(A) Subject to Section 2.1(c), and otherwise upon the terms and subject to the conditions hereof and of the LLC Agreement, each LLC Unitholder shall have the right at any time and from time to time to surrender Exchangeable Units in at least the Minimum Exchangeable Amount (free and clear of all liens, encumbrances, rights of first refusal and similar restrictions, except for those arising under this Agreement, the LLC Agreement and applicable federal and state securities laws) to the LLC (or at the Company’s request, the Company) and to thereby cause the LLC or the Company, as applicable, to deliver to that LLC Unitholder (or its designee) the Exchange Consideration as set forth herein (an “Elective Exchange”).

(B) An LLC Unitholder shall exercise its right to an Elective Exchange by delivering to the LLC, with a contemporaneous copy delivered to the Company, in each case during normal business hours at the principal executive offices of the LLC and the Company, respectively, a written election of exchange in respect of the Exchangeable Units to be exchanged substantially in the form of Exhibit A hereto (an “Elective Exchange Notice”), duly executed by such LLC Unitholder, specifying the number of Exchangeable Units to be exchanged and the applicable Exchange Date, which shall be no earlier than eight (8) Business Days after delivery of the Elective Exchange Notice (the “Elective Exchange Date”).

(C) An LLC Unitholder may specify, in an applicable Elective Exchange Notice, that the Elective Exchange is to be contingent (including as to timing) upon the occurrence of any transaction or event, including the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering, change of control transaction or otherwise) of shares of Class A Common Stock or any merger, consolidation or other business combination. The termination of a transaction or event specified in the preceding sentence, prior to the consummation thereof, shall terminate all of the exchanging LLC Unitholder’s, LLC’s and Company’s rights and obligations under this Section 2.1(a)(i) arising from that particular Elective Exchange Notice if it is determined by the electing party that the contingency has not been satisfied, and all actions taken to effect the Elective Exchange contemplated by that Elective Exchange Notice shall be deemed rescinded.

(D) After the Elective Exchange Notice has been delivered to the Company and the LLC, and unless the Company and the LLC have refused to honor the request in full pursuant to Section 2.1(b)(i), the Company or the LLC will, within five (5) Business Days of receiving the Elective Exchange Notice, inform the LLC Unitholder of the aggregate amount of the Tax Distribution Repayment to be paid in connection with the Elective Exchange. Upon the LLC Unitholder’s payment of such aggregate Tax Distribution Repayment in cash to the LLC, the Company or LLC will effect the Elective Exchange on the Elective Exchange Date. If such aggregate Tax Distribution Repayment has not been paid on or before two Business Days prior to the Elective Exchange Date, then the Company or LLC shall proceed with effecting the Elective Exchange on the Elective Exchange Date and shall reduce the number of shares of Class A Common Stock to be issued to the LLC Unitholder by a number of shares equal to such aggregate Tax Distribution Repayment divided by the Cash Exchange Five Day VWAP, rounded up to the next whole share.

(E) An LLC Unitholder may revoke an Elective Exchange Notice for any reason or no reason by delivering written notice of such revocation to the Company at least one Business Day prior to the applicable Exchange being consummated; provided, that no Exchange may be revoked if the total value of such Exchange (i.e., the dollar amount obtained by multiplying the number of Exchangeable Units to be exchanged pursuant to such Elective Exchange Notice by the closing price of a share of Class A Common Stock as of the end of the Trading Day immediately preceding the date such revocation notice is delivered) is less than $500,000.

(ii) Mandatory Exchanges.

(A) Upon the occurrence of any Mandatory Exchange Event the Manager may exercise its right to cause a mandatory exchange of an LLC Unitholder’s Exchangeable Units (a “Mandatory Exchange”) by delivering to the LLC Unitholder a written notice pursuant to the notice provisions of the LLC Agreement (a “Mandatory Exchange Notice”) specifying the basis for the Mandatory Exchange, the Exchangeable Units of the LLC to which the Mandatory Exchange applies, the aggregate Tax Distribution Repayment to be paid in connection with the Mandatory Exchange and the effective date of such Mandatory Exchange (the “Mandatory Exchange Date”), which shall be no earlier than ten (10) Business Days after delivery of the Mandatory Exchange Notice. After delivery of such Mandatory Exchange Notice, no Elective Exchange Notice may subsequently be delivered. The LLC Unitholder receiving the Mandatory Exchange Notice shall use its commercially reasonable efforts to deliver to the LLC the Tax Distribution Repayment in cash no later than two Business Days prior to the Mandatory Exchange Date. Upon the Mandatory Exchange Date, unless the Company and the LLC have determined such Mandatory Exchange would be an exchange described in clause (x) or (y) of Section 2.1(b)(i), the Company or LLC will effect the Mandatory Exchange. If the Tax Distribution Repayment has not been paid prior to such two Business Days prior to the Mandatory Exchange Date, then the Company or LLC may proceed with effecting the Mandatory Exchange and shall reduce the number of shares of Class A Common Stock to be issued to the LLC Unitholder by a number of shares equal to the Tax Distribution Repayment divided by the Cash Exchange Five Day VWAP, rounded up to the next whole share.

(B) The Company shall send written notice to each LLC Unitholder of any proposed Change of Control five (5) days following the execution of a definitive agreement in respect of such Change of Control unless such information on Form 8-K, Schedule TO, Schedule 14D-9 or similar form has been filed with the SEC.

(b) Additional Terms Applying to Exchanges.

(i) An LLC Unitholder shall not be entitled to an Exchange, and the Company and LLC shall have the right to refuse to honor any request for an Exchange, at any time or during any period if the Company or the LLC determines, after consultation with counsel, that such Exchange (x) would be prohibited by law or regulation (including, without limitation, the unavailability of a registration of such Exchange under the Securities Act or an exemption from the registration requirements thereof)or (y) would violate any debt agreement or other material contract to which the Company, the LLC or any of their respective subsidiaries is a party.

(ii) On an Exchange Date, all rights of the exchanging LLC Unitholder as a holder of the Exchangeable Units that are subject to the Exchange shall cease, and such LLC Unitholder (or its designee) shall be treated for all purposes as having become the record holder of the shares of Class A Common Stock to be received by the exchanging LLC Unitholder in respect of such Exchange.

(c) Exchange Consideration.

(i) Unless the Company elects to settle an Exchange in cash as provided below, on an Exchange Date, the Company shall deliver or cause to be delivered to such LLC Unitholder (or its designee), at the address set forth on the applicable Exchange Notice, certificates representing the number of shares of Class A Common Stock deliverable upon the applicable Exchange, registered in the name of the relevant exchanging LLC Unitholder (or its designee). Notwithstanding the foregoing, the Company shall have the right but not the obligation (in lieu of the LLC) to have the Company acquire Exchangeable Units directly from an exchanging LLC Unitholder in exchange for shares of Class A Common Stock. If an exchanging LLC Unitholder receives the shares of Class A Common Stock that such LLC Unitholder is entitled to receive from the Company pursuant to this Section 2.1(c), the LLC Unitholder shall have no further right to receive shares of Class A Common Stock from the LLC or the Company in connection with that Exchange. Notwithstanding anything set forth in this Section 2.1(c) to the contrary, to the extent the Class A Common Stock is settled through the facilities of The Depository Trust Company, the LLC or the Company will, upon the written instruction of an exchanging LLC Unitholder, deliver the shares of Class A Common Stock deliverable to such exchanging LLC Unitholder through the facilities of The Depository Trust Company to the account of the participant of The Depository Trust Company designated by such exchanging LLC Unitholder in the Exchange Notice. Upon any Exchange, the LLC or the Company, as applicable, shall take such actions as may be required to ensure that such LLC Unitholder receives the shares of Class A Common Stock that such exchanging LLC Unitholder is entitled to receive in connection with such Exchange pursuant to this Section 2.1.

(ii) In lieu of delivering shares of Class A Common Stock as provided in clause (i) immediately above, the LLC may elect to settle an Exchange in cash equal to the Cash Settlement Amount by giving written notice of such election to the LLC Unitholder on or prior to the Business Day that is immediately before the applicable Exchange Date.

(d) Expenses. Subject to any other arrangement or agreement among the LLC and an applicable LLC Unitholder, the Company, the LLC, and each exchanging LLC Unitholder shall bear their own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that the Company shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered pursuant to an Elective Exchange in a name other than that of the LLC Unitholder that requested the Exchange (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such LLC Unitholder) is to be paid to a Person other than the LLC Unitholder that requested the Exchange, then such LLC Unitholder or the Person in whose name such shares are to be delivered shall pay to the Company the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of the Company that such tax has been paid or is not payable.

(e) Distribution Rights. No Exchange shall impair the right of any LLC Unitholder to receive any distributions payable in respect of (a) Class A Units exchanged pursuant to any Exchange in respect of a record date established by the LLC for the purpose of determining the members of the LLC entitled to receive any distribution from LLC that occurs prior to the Exchange Date for such Exchange or (b) the Class A Common Stock received pursuant to any Exchange in respect of a dividend or other distribution record date established by the Board of Directors that occurs prior to the Exchange Date for such Exchange, but following the record date referred to in the foregoing clause (a). Notwithstanding the foregoing sentence, no LLC Unitholder shall be entitled to receive, with respect to distributions or dividends made in respect of such record date established by the LLC, distributions or dividends both on Class A Units exchanged hereunder and on Class A Common Stock received by such LLC Unitholder in such Exchange.

Section 2.2 Adjustment. To the extent not reflected in an adjustment to the Exchange Rate, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed or exchanged into or for another security, securities or other property, then upon any subsequent Exchange, an exchanging LLC Unitholder shall be entitled to receive the amount of such security, securities or other property that such exchanging LLC Unitholder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed or exchanged into or for another security, securities or other property, this Section 2.2 shall continue to be applicable, mutatis mutandis, with respect to such security or other property. This Section 2.2 is intended to preserve the intended economic effect of this Article II and to put each LLC Unitholder in the same economic position, to the greatest extent possible, with respect to Exchanges as if such reclassification, reorganization, recapitalization or other similar transaction had not occurred and shall be interpreted in a manner consistent with such intent.

Section 2.3 Class A Common Stock to be Issued.

(a) Class A Common Stock Reserve. The Company shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, such number of shares of Class A Common Stock as shall be deliverable under this Agreement upon all such Exchanges; provided, however, that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of any such Exchange by delivery of unencumbered shares of Class A Common Stock held in the treasury of the Company.

(b) Validity of Class A Common Stock. The Company covenants that all shares of Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable, and shall be transferred free and clear of any liens and not subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any Person.

Section 2.4 Withholding.

(a) Withholding of Class A Common Stock Permitted. If the Company or the LLC shall be required to withhold any amounts by reason of any federal, state, local or foreign tax laws or regulations in respect of any Exchange, the Company or the LLC, as the case may be, shall be entitled to take such action as it deems appropriate in order to ensure compliance with such withholding requirements, including, at its option, withholding shares of Class A Common Stock with a fair market value equal to the amount of any taxes that the Company or the LLC, as the case may be, may be required to withhold with respect to such Exchange. To the extent that amounts are (or property is) so withheld and paid over to the appropriate taxing authority, such withheld amounts (or property) shall be treated for all purposes of this Agreement as having been paid (or delivered) to the applicable LLC Unitholder.

(b) Notice of Withholding. If the Company or the LLC determines that any amounts by reason of any federal, state, local or foreign tax laws or regulations are required to be withheld in respect of any Exchange, the Company or the LLC, as the case may be, shall use commercially reasonable efforts to promptly notify the exchanging LLC Unitholder and shall consider in good faith any theories, positions or alternative arrangements that such LLC Unitholder raises (reasonably in advance of the date on which the Company or the LLC believes withholding is required) as to why withholding is not required or that may avoid the need for such withholding, provided, that none of the Company or the LLC is required to incur additional costs as a result of such obligation and this Section 2.4(b) shall not in any manner limit the authority of the Company or the LLC to withhold taxes with respect to an exchanging LLC Unitholder pursuant to Section 2.4(a).

Section 2.5 Tax Treatment. Unless otherwise required by applicable law, the parties hereto acknowledge and agree that an Exchange with the Company shall be treated as a direct exchange between the Company and the LLC Unitholder for U.S. federal and applicable state and local income tax purposes. The parties hereto intend to treat any Exchange consummated hereunder as a taxable exchange for U.S. federal and applicable state and local income tax purposes except as otherwise agreed to in writing by the exchanging LLC Unitholder and the Company or required by applicable law.

Section 2.6 Contribution of the Company. In connection with any Exchange between an LLC Unitholder and the LLC (other than in connection with a cash Exchange effected pursuant to Section 2.1(c)(ii)), the Company shall contribute to P10 Holdings who in turn shall contribute to the LLC the shares of Class A Common Stock the LLC Unitholder is entitled to receive in such Exchange. On the Exchange Date (to be effective immediately prior to the close of business on the Exchange Date), if applicable, the Company shall contribute to P10 Holdings any Class A Units that it receives from the LLC Unitholder in the Exchange, and such Class A Units shall automatically convert into Class B Units by operation of the LLC Agreement.

Section 2.7 Conclusive Nature of Determinations. All determinations, interpretations, calculations, adjustments and other actions of the LLC, the Company, the Board of Directors (or a committee to which the Board of Directors has delegated such authority), the Manager or a designee of any of the foregoing that are within such Person’s authority hereunder and that are made in good faith and consistent with the terms of this Agreement shall be binding and conclusive on an LLC Unitholder absent manifest error. In connection with any such determination, interpretation, calculation, adjustment or other action, the LLC, the Company, the Board of Directors (or a committee to which the Board of Directors has delegated such authority), the Manager or the designee of any of the foregoing shall be entitled to resolve any ambiguity with respect to the manner in which such determination, interpretation, calculation, adjustment or other action is to be made or taken, and shall be entitled to interpret the provisions of this Agreement, in such a manner as it determines to be fair and equitable, and such resolution or interpretation that are made in good faith and consistent with the terms of this Agreement shall be binding and conclusive on an LLC Unitholder absent manifest error.

Section 2.8 Holder Restriction.

(a) Each LLC Unitholder who becomes a holder of Class A Common Stock on or after the effective date of this Agreement (each, a “Restricted Stockholder”) agrees that, without the prior written consent of the Company, such Restricted Stockholder will not, and will not publicly disclose an intention to, during the Restricted Period with respect to the applicable Class A Common Stock, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, such Class A Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by such Restricted Stockholder, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Class A Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of any such Class A Common Stock or any such other securities, in cash or otherwise. Each Restricted Stockholder acknowledges and agrees that the foregoing precludes such Restricted Stockholder, during the Restricted Period with respect to the applicable Class A Common Stock, from engaging in any hedging or other transactions designed or intended to result in the sale or disposition of such Class A Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than such Restricted Stockholder.

(b) Notwithstanding any other provision of this Agreement, each Restricted Stockholder (and any donee, transferee or distributee of any Restricted Stockholder pursuant to Sections 2.8(c)(ii) or (vi)) shall have the rights to take any of actions described in Section 2.8(a) without the consent of the Company or any other Person (and the Restricted Period shall terminate) as follows:

(i) with respect to one-third of the Class A Common Stock held by such Restricted Stockholder, on October 21, 2022;

(ii) with respect to two-thirds of the Class A Common Stock held by such Restricted Stockholder, on October 21, 2023; and

(iii) with respect to all of the Class A Common Stock held by such Restricted Stockholder, on October 21, 2024.

(c) The restrictions described above in Section 2.8(a) do not apply to (and, for the avoidance of doubt, the Restricted Period shall terminate in connection with):

(i) transfers of Class A Common Stock as a charitable contribution;

(ii) transfers of Class A Common Stock as a bona fide gift;

(iii) transfers upon the death of a Restricted Stockholder, by will or intestacy, including to the transferee’s nominee or custodian;

(iv) the transfer of Class A Common Stock that occurs by operation of, or as required by, any law or regulation, including pursuant to a qualified domestic order in connection with a divorce settlement or other court order;

(v) a disposition of Class A Common Stock to any trust, the beneficiaries of which are a Restricted Stockholder and/or Immediate Family members of a Restricted Stockholder, or, if the Restricted Stockholder is a trust, to any beneficiaries of the Restricted Stockholder;

(vi) transfers of Class A Common Stock to an Immediate Family member of a Restricted Stockholder or a trust formed for the direct or indirect benefit of an Immediate Family member of a Restricted Stockholder, or an entity all of the partners, members or stockholders of which are, directly or indirectly, Immediate Family members, or transfers from any such entity to an Immediate Family member or any of the other entities described in this clause (vi); or

(vii) the transfer of Class A Common Stock in connection with a bona fide third-party tender offer, merger, consolidation, business combination or other similar transaction involving the Company;

(viii) provided, that in the case of any transfer or distribution pursuant to clause (ii) or (vi), each donee, transferee, or distributee shall sign and deliver an agreement evidencing its obligation to abide by the terms of this Section 2.8.

Section 2.9 Registration Rights. Each LLC Unitholder shall have the rights (and obligations pertaining to such rights) set forth in Section 2(c) and Section 3 of the Stockholders Agreement of P10 Holdings, dated as of October 2021 (as may be amended from time to time) (or any replacement or successor agreement thereto), to the same extent as if such Sections were set forth in this Agreement and each LLC Unitholder was a “holder of Registerable Securities” under such agreement and P10 Holdings shall take such actions as are necessary to ensure that such rights are made available to each LLC Unitholder in accordance with such Sections.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. The Company represents and warrants that (a) it is a corporation duly incorporated and is existing and in good standing under the laws of the State of Delaware, (b) it has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to issue the Class A Common Stock in accordance with the terms hereof, (c) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including the issuance of the Class A Common Stock) have been duly authorized by all necessary corporate action on the part of the Company, (d) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and (e) the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the certificate of incorporation of the Company or the bylaws of the Company or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) based on the representations to be made by each LLC Unitholder pursuant to the written election in the form of Exhibit A attached hereto in connection with Exchanges made pursuant to the terms of the Agreement, result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected, except with respect to clause (ii) or (iii) for any conflicts, defaults, accelerations, terminations, cancellations or violations that would not reasonably be expected to have a material adverse effect on the Company or its business, financial condition or results of operations.

Section 3.2 Representations and Warranties of the LLC. The LLC represents and warrants that (a) it is a limited liability company duly formed and is existing and in good standing under the laws of the State of Delaware, (b) it has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (c) the execution and delivery of this Agreement by the LLC and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the LLC, (d) this Agreement constitutes a legal, valid and binding obligation of the LLC enforceable against the LLC in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and (e) the execution, delivery and performance of this Agreement by the LLC and the consummation by the LLC of the transactions contemplated hereby will not (i) result in a violation of the LLC Agreement or the certificate of formation of the LLC or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the

LLC is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the LLC or by which any property or asset of the LLC is bound or affected, except with respect to clause (ii) or (iii) for any conflicts, defaults, accelerations, terminations, cancellations or violations that would not reasonably be expected to have a material adverse effect on the LLC or its business, financial condition or results of operations.

Section 3.3 Representations and Warranties of the LLC Unitholders. Each LLC Unitholder, severally and not jointly, represents and warrants that (a) if it is not a natural person, that it is duly incorporated or formed and, to the extent such concept exists in its jurisdiction of organization, is existing and in good standing under the laws of such jurisdiction, (b) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (c) if it is not a natural person, the execution and delivery of this Agreement by it and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such LLC Unitholder, (d) this Agreement constitutes a legal, valid and binding obligation of such LLC Unitholder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally and (e) the execution, delivery and performance of this Agreement by such LLC Unitholder and the consummation by such LLC Unitholder of the transactions contemplated hereby will not (i) if it is not a natural person, result in a violation of the certificate of incorporation, bylaws or other organizational documents of such LLC Unitholder, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such LLC Unitholder is a party or by which any property or asset of such LLC Unitholder is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to such LLC Unitholder, except with respect to clause (ii) or (iii) for any conflicts, defaults, accelerations, terminations, cancellations or violations that would not in any material respect result in the unenforceability against such LLC Unitholder of this Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Additional LLC Unitholders. If an LLC Unitholder validly transfers any or all of such LLC Unitholder’s Class A Units to another Person in a transaction in accordance with, and not in contravention of, the LLC Agreement, then such transferee (each, a “Permitted Transferee”) shall, as a condition to such transfer, be required to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such Permitted Transferee shall become an LLC Unitholder hereunder. To the extent the LLC issues Exchangeable Units in the future to a Person who is not an LLC Unitholder, then the LLC shall, as a condition to such issuance, require each holder of such Exchangeable Units to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such holder shall become an LLC Unitholder hereunder. Except as set forth in this Section 4.1, an LLC Unitholder may not assign or transfer any of its rights or obligations under this Agreement. No Person shall have any rights hereunder until he, she, or it has executed this Agreement (including by executing a joinder thereto).

Section 4.2 Term; Termination. This Agreement shall remain in effect (a) as to the LLC and the Company, until the date on which no Class A Units remain outstanding that are not owned by the Company and there exist no rights to acquire Exchangeable Units, and (b) as to any LLC Unitholder, until the date such LLC Unitholder no longer holds or has any right to acquire Exchangeable Units.

Section 4.3 Notifications. Any notice, demand, consent, election, approval, request, or other communication (collectively, a “notice”) required or permitted under this Agreement must be in writing or electronic form and either delivered personally, sent by certified or registered mail, postage prepaid, return receipt requested or sent by recognized overnight delivery service, electronically or by facsimile transmittal. A notice must be addressed:

If to the Company or the LLC at:

P10, Inc.

4514 Cole Avenue, Suite 1600

Dallas, Texas 75205

E-mail: ARhodes@p10alts.com

Attention: Drew Rhodes

with a copy (which shall not constitute notice to the Company or the LLC) to:

Gibson, Dunn & Crutcher LLP

2001 Ross Avenue

Dallas, Texas 72501

E-mail: drayburn@gibsondunn.com

Attention: Doug Rayburn

If to any LLC Unitholder, to the address and other contact information set forth in the records of the LLC from time to time.

A notice delivered personally will be deemed given only when accepted or refused by the Person to whom it is delivered. A notice that is sent by mail will be deemed given: (i) three (3) Business Days after such notice is mailed to an address within the United States of America or (ii) seven (7) Business Days after such notice is mailed to an address outside of the United States of America. A notice sent by recognized overnight delivery service will be deemed given when received or refused. A notice sent electronically or by facsimile shall be deemed given upon receipt of a confirmation of such transmission, unless such receipt occurs after normal business hours, in which case such notice shall be deemed given as of the next Business Day. The LLC or the Company may designate, by notice to all of the LLC Unitholders, substitute addresses or addressees for notices; thereafter, notices are to be directed to those substitute addresses or addressees. LLC Unitholders may designate, by notice to the LLC and the Company, substitute addresses or addressees for notices; thereafter, notices are to be directed to those substitute addresses or addressees.

Section 4.4 Complete Agreement. This Agreement, together with the LLC Agreement and the Purchase Agreement, constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and thereof, and supersedes all prior agreements or arrangements (written and oral), including any prior representation, statement, condition or warranty between the parties relating to the subject matter hereof and thereof.

Section 4.5 Applicable Law; Venue; Waiver of Jury Trial.

(a) Applicable Law. The parties hereto hereby agree that all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule, notwithstanding that public policy in Delaware or any other forum jurisdiction might indicate that the laws of that or any other jurisdiction should otherwise apply based on contacts with such state or otherwise.

(b) Venue. Each of the parties hereto submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware (or, if (but only if) such court lacks jurisdiction, any state or federal court of the State of Delaware) in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined solely and exclusively in such court and the appellate courts therefrom. Each party hereto also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any court other than as aforesaid. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party hereto with respect thereto. The parties hereto each agree that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding on it and may be enforced in any court to the jurisdiction of which it is subject by a suit upon such judgment.

(c) Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.5.

Section 4.6 References to this Agreement; Headings. Unless otherwise indicated, “Sections,” “clauses” and “Exhibits” mean and refer to designated Sections, clauses, and Exhibits of this Agreement. Words such as “herein,” “hereby,” “hereinafter,” “hereof,” “hereto,” and “hereunder” refer to this Agreement as a whole, unless the context indicates otherwise. All headings in this Agreement are for convenience of reference only and are not intended to define or limit the scope or intent of this Agreement. All exhibits and schedules referred to herein, and as the same may be amended from time to time, are by this reference made a part hereof as though fully set forth herein.

Section 4.7 Binding Provisions. This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective personal and legal representatives, heirs, executors, successors and Permitted Transferees.

Section 4.8 Construction. Common nouns and pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person, Persons or other reference in the context requires. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party hereto. Any reference to any statute, law, or regulation, form or schedule shall include any amendments, modifications, or replacements thereof. Any reference to any agreement, contract or schedule, unless otherwise stated, shall include any amendments, modifications, or replacements thereof. Whenever used herein, “or” shall include both the conjunctive and disjunctive unless the context requires otherwise, “any” shall mean “one or more,” and “including” shall mean “including, without limitation.”

Section 4.9 Severability. It is expressly understood and agreed that if any provision of this Agreement or the application of any such provision to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to any party or circumstance other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law so long as the economic or legal substance of the matters contemplated by this Agreement is not affected in any manner materially adverse to any party. If the final judgment of a court of competent jurisdiction declares or finds that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or portion of the term or provision, or to delete specific words or phrases, and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. If such court of competent jurisdiction does not so replace an invalid or unenforceable term or provision, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the matters contemplated hereby are fulfilled to the fullest extent possible.

Section 4.10 Counterparts. This Agreement and any amendments may be executed simultaneously in two or more counterparts and delivered via facsimile or .pdf, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

Section 4.11 No Third-Party Beneficiaries. Each LLC Unitholder on the date hereof is expected to become a party to this Agreement. Each of their Permitted Transferees and each Person who is or becomes an LLC Unitholder may become a party hereto, subject to their execution and delivery to the LLC and the Company of an executed joinder to this Agreement in form and substance acceptable to the LLC and the Company. This Agreement is not otherwise intended to, and does not, provide or create any rights or benefits in any Person.

Section 4.12 Mutual Drafting. The parties hereto are sophisticated and have been advised by attorneys throughout the transactions contemplated hereby who have carefully negotiated the provisions hereof. As a consequence, the parties do not intend that the presumptions of laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement or any agreement or instrument executed in connection herewith, and therefore waive their effects.

Section 4.13 Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 4.14 Amendment. The provisions of this Agreement may be amended only by an instrument in writing approved by the affirmative vote or written or electronic consent of each of (a) the Company, (b) the LLC, and (c) the LLC Unitholders holding a majority of the outstanding Class A Units as of the Closing (as defined in the Purchase Agreement); provided, that no amendment may adversely affect the rights of an LLC Unitholder to effect an Elective Exchange pursuant to Article II hereof without the consent of such affected LLC Unitholder.

Section 4.15 Specific Performance. The parties recognize that irreparable injury will result from a breach of any provision of this Agreement and that money damages would be inadequate to fully remedy the injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party that may be injured (in addition to any other remedies that may be available to that party) shall be entitled (without the need to post any bond, surety, or other security) to one or more preliminary or permanent orders (a) restraining and enjoining any act that would constitute a breach or (b) compelling the performance of any obligation that, if not performed, would constitute a breach.

Section 4.16 Independent Nature of LLC Unitholders’ Rights and Obligations. The obligations of each LLC Unitholder hereunder are several and not joint with the obligations of any other LLC Unitholder, and no LLC Unitholder shall be responsible in any way for the performance of, or failure to perform, the obligations of any other LLC Unitholder hereunder. The decision of each LLC Unitholder to enter into this Agreement has been made by such LLC Unitholder independently of any other LLC Unitholder. Nothing contained herein, and no action taken by any LLC Unitholder pursuant hereto, shall be deemed to constitute the LLC Unitholders as an LLC, an association, a joint venture or any other kind of entity, or create a presumption that the LLC Unitholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby and the Company acknowledges that the LLC Unitholders are not acting in concert or as a group, and the Company will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

COMPANY

P10, Inc.

By:	/s/ C. Clark Webb
Name: C. Clark Webb
Title: Co-Chief Executive Officer

P10 HOLDINGS

P10 Holdings, Inc.

By:	/s/ C. Clark Webb
Name: C. Clark Webb
Title: Co-Chief Executive Officer

LLC

P10 Intermediate Holdings LLC

By:	/s/ C. Clark Webb
Name: C. Clark Webb
Title: Co-Chief Executive Officer

[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

LLC UNITHOLDERS:

WESTECH INVESTMENT MANAGEMENT, INC.

By:	/s/ Salvador O. Guttierrez
Name: Salvador O. Gutierrez
Title: President and Chief Executive Officer

/s/ Maurice C. Werdegar
Name: Maurice C. Werdegar

/s/ David R. Wanek
Name: David R. Wanek

[Signature Page to Exchange Agreement]

EXHIBIT A

FORM OF

ELECTIVE EXCHANGE NOTICE

P10, Inc.

4514 Cole Avenue, Suite 1600

Dallas, Texas 75205

E-mail: ARhodes@p10alts.com

Attention: Drew Rhodes

P10 Intermediate Holdings LLC

4514 Cole Avenue, Suite 1600

Dallas, Texas 75205

E-mail: ARhodes@p10alts.com

Attention: Drew Rhodes

Reference is hereby made to the Exchange Agreement, dated as of August 25, 2022 (the “Exchange Agreement”), among P10, Inc., a Delaware corporation (the “Company”), P10 Holdings Inc., a Delaware corporation (“P10 Holdings”), P10 Intermediate Holdings LLC, a Delaware limited liability company (the “LLC”), and the LLC Unitholders (as defined therein) from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned LLC Unitholder hereby transfers to the LLC or the Company (in the event that the Company determined to effect a direct exchange with the undersigned LLC Unitholder) the number of Exchangeable Units set forth below, in Exchange for either shares of Class A Common Stock to be issued in its name (or the name of its designee) as set forth below, or for cash, in each case, in accordance with the terms of the Exchange Agreement.

Legal Name of LLC Unitholder:

Maximum Number of Exchangeable Units to be Exchanged:

If the LLC Unitholder desires the shares of Class A Common Stock be settled through delivery to a brokerage account, please provide the broker name, account holder name and account number below. The LLC’s transfer agent may request further information from the LLC Unitholder.

If the LLC Unitholder desires the shares of Class A Common Stock be settled through the delivery of certificates to the LLC Unitholder or its designee, please indicate the following:

Legal Name for Certificates:

Address for Delivery of Certificates:

The undersigned LLC Unitholder hereby represents and warrants that (i) the LLC Unitholder has all requisite legal capacity and authority to execute and deliver this Exchange Notice and to perform the undersigned’s obligations hereunder; (ii) the execution and delivery of this Exchange Notice and the consummation of the Exchange have been duly authorized by all necessary corporate or other entity action on the part of the LLC Unitholder; (iii) this Exchange Notice constitutes a legal, valid and binding obligation of the undersigned LLC Unitholder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally; (iv) the Exchangeable Units subject to this Exchange Notice are being transferred to the LLC or the Company, as applicable, free and clear of any pledge, lien, security interest, encumbrance, equities or claim, except for those arising under the Exchange Agreement, the LLC Agreement and applicable federal and state securities laws; (v) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Exchangeable Units subject to this Exchange Notice is required to be obtained by the undersigned for the transfer of such Exchangeable Units to the LLC or the Company, as applicable; (vi) the LLC Unitholder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, and is not acquiring the shares of Class A Common Stock with the intent to distribute them in violation of the Securities Act; and (vii) the LLC Unitholder is not aware of or in possession of any material non-public information concerning the Company or the Class A Common Stock.

The undersigned hereby irrevocably constitutes and appoints any officer of the LLC as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer the Class A Units subject to this Exchange Notice and to deliver to the undersigned the shares of Class A Common Stock to be delivered in Exchange therefor, subject in all cases to the provisions of the Exchange Agreement, including the undersigned’s ability to revoke this Exchange Notice at any time prior to the consummation of the Exchange.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Exchange Notice to be executed and delivered by the undersigned or by its duly authorized attorney.

Name: _____________________________

Dated: ___________

EXHIBIT B

FORM OF

JOINDER

This Joinder (“Joinder”) is a joinder to the Exchange Agreement, dated as of August 25, 2022 (the “Agreement”), among P10, Inc., a Delaware corporation (the “Company”), P10 Holdings Inc., a Delaware corporation (“P10 Holdings”), P10 Intermediate Holdings LLC, a Delaware limited liability company (the “LLC”), and each of the LLC Unitholders from time to time party thereto. Capitalized terms used but not defined in this Joinder shall have the meanings given to them in the Agreement. The LLC, the Company and the undersigned agree that all questions concerning the construction, validity and interpretation of this Joinder shall be governed by, and construed in accordance with, the law of the State of Delaware, without giving effect to any choice or conflict of law provision or rule, notwithstanding that public policy in Delaware or any other forum jurisdiction might indicate that the laws of that or any other jurisdiction should otherwise apply based on contacts with such state or otherwise. In the event of any conflict between this Joinder and the Agreement, the terms of this Joinder shall control.

The undersigned, having acquired shares of Class A Units, hereby joins and enters into the Agreement. By signing and returning this Joinder to the LLC and the Company, the undersigned (A) accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of an LLC Unitholder contained in the Agreement, with all attendant rights, duties and obligations of an LLC Unitholder thereunder and (B) makes each of the representations and warranties of an LLC Unitholder set forth in Section 3.3 of the Agreement as fully as if such representations and warranties were set forth herein. The parties to the Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Agreement by the undersigned and, upon receipt of this Joinder by the LLC and the Company, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement.

Unitholder Name:

By: _________________________
Name:
Title:
Address for notices:

Copies to:

B-1